Exhibit 23.2
                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 7, 1997, which appears on page 24 of the Annual Report to Shareholders of Fred's, Inc. (the "Company") which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended February 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
Memphis, Tennessee
September 29, 1997


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